Gryphon Gold Reports Annual Financial Results for March 31, 2010

June 28, 2010 – Vancouver, BC. Gryphon Gold Corporation (GGN: TSX; GYPH: OTC.BB) (the “Company”) today announced financial results for the year ending March 31, 2010. The Company had a consolidated loss from continuing operations of $3,273,757 or $0.05 per share and income of $957,536 or $0.01 per share from discontinued operations for the year ending March 31, 2010, compared to a consolidated loss of $3,988,457 from continuing operations or $0.06 per share and a consolidated loss of $5,954,774 or $0.10 per share for the year ending March 31, 2009 on fewer shares outstanding.

Business highlights for the year ended March 31, 2010:

  During September 2009, we released the independent Pre-Feasibility Study on the development of an oxide heap leach mine. The Pre-Feasibility Study is based on open pit mining and heap leaching of oxide and mixed oxide ores that occur in and around previously mined open pits and re-leaching of ores that were mined and leached during prior operations. The Company is undertaking a bankable evaluation of the potential for developing an open-pit heap leach gold mining operation on the property. The Pre-Feasibility Study is not a bankable feasibility study;

  On February 5, 2010, the Company and the Baughmans (“Debtholders”) entered into Amendment No. 1 to the Option Agreement dated August 5, 2008 (“Amendment No. 1”) and set to expire on February 5, 2010. Under Amendment No. 1, the $5,000,000 convertible note issued to the Debt holders, due on March 30, 2010, issued in connection with the Company’s acquisition of Nevada Eagle was restructured by (i) converting $2,500,000 of principal of the Convertible Note by paying (A) $500,000 in cash to the Debtholders and (B) $2,000,000 by issuing 4,000,000 common shares of the Registrant at a deemed value of $0.50 per common share to the Debtholders, and (ii) issuing a convertible note for the remaining $2,500,000 due and payable on March 30, 2012 (the “Amended Note”). As consideration entering into Amendment No. 1, the Company agreed to reduce the conversion price of the Amended Note and the issue the Debtholders 1,500,000 shares of common stock upon obtaining shareholder and regulatory approval. In the event that the approvals are not obtained within five business days following the first meeting of the Company’s shareholders, but no later than August 22, 2010, then the Company will pay the consideration by issuing unsecured, one-year note with a fixed interest rate of 5% per annum $300,000 in lieu of issuing the Debtholders 1,500,000 common shares;

  On February 5, 2010, the Company exercised the Option to restructure the Convertible Note by converting $2,500,000 of principal of the Convertible Note, through the issuance of 4,000,000 common shares and a promissory note in the principal amount of $500,000 to the Debt holders, and issuing the Amended Note for the remaining $2,500,000 of principal of the Convertible Note to the Debt holders due and payable on March 30, 2012;

  On February 12, 2010 the Company and Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994, Hardrock Mining Company and John W. Whitney (collectively, the “Lessors”) entered into Amendment No. 2 to the Option Agreement Amendment to Mining Lease dated August 22, 2008 (the “Option Agreement”). Pursuant to Amendment No. 2, the Option Agreement was amended to provide for the extension of the Option Term from February 22, 2010 until August 22, 2010 and the extension of the Condemnation Period from August 22, 2010 to August 22, 2011. As consideration for entering into Amendment No. 2, the Company agreed to pay the Lessors $150,000 comprised of cash in the amount of $25,000 and shares of the Company’s common stock equal to $125,000, calculated based on eighty percent of the average five day closing price immediately prior to the payment date;

  On February 18, 2010, the Company closed the private placement and issued 10,897,353 units at a purchase price of Cdn$0.17 per unit for gross proceeds of $1,762,701 (Cdn$1,852,550). Each unit consisted of one share of common stock and one half of one common stock purchase warrant. Each whole common stock purchase warrant is exercisable for a period of two years from the date of closing of the private placement to purchase one additional share of common stock at an exercise price of US$0.25. The units were offered for sale directly by the Company.

  On March 5, 2010, the Company and Sage Gold, Inc. (“Sage”) entered into an Option Agreement (the “Option Agreement”) pursuant to which the Company granted Sage the option to enter into a Joint Venture Agreement and earn a 50% joint venture interest in the Company’s wholly owned subsidiary Borealis Mining Company . The Option Agreement was negotiated and entered into pursuant to the terms of a binding Letter of Intent between the Company and Sage, dated February 23, 2010. The Option Agreement has been amended four times and can be found in the Company’s filings on www.sec.gov.

  On April 23, 2010, the Company sold its wholly owned subsidiary, Nevada Eagle Resources LLC to Fronteer Development for $4,750,000. Fronteer paid $2,250,000 in cash and $2,500,000 by assuming the Company’s obligations under the Amended Note, which was retired. In addition, the Company retained the Copper Basin property located in Idaho.

  On June 16, 2010, the Company closed the private placement with Sage issuing 1,464,429 units at a purchase price of Cdn$0.14 per unit for gross proceeds of $200,000 (Cdn$205,000). Each unit consisted of one share of common stock and one half of one common stock purchase warrant. Each whole common stock purchase warrant is exercisable for a period of two years from the date of closing of the private placement to purchase one additional share of common stock at an exercise price of US$0.20.

Exploration expenses from continuing operations during the year ended March 31, 2010 were $1,405,165 or 43% of our net expense from continuing operations compared to $1,429,559 or 36% of our total net expenses from continuing operations in the prior year. No drilling was completed during the year ended March 31, 2010. Much of the current year’s exploration expense covered the completion of the Pre Feasibility report plus permitting efforts for drilling in the pediment areas of the Borealis property.

Management salaries and consulting fees from continuing operations for the year ended March 31, 2010 were $682,814 compared to $1,375,518 incurred in the prior year as two of the three employees went to part time and non-cash compensation decreased. Total non-cash compensation expense recognized in the year totaled $166,088 compared to non-cash compensation expense of $521,665 recognized in the prior year. General and administrative from continuing operations expenses totaled $521,774, compared to $654,908 in the prior year. The decrease is due to reduced spending on investor relations and our efforts to conserve cash. Legal and audit fees from continuing operations for the period increased to $429,314 from $226,549 for the year ended March 31, 2010. The increase resulted from an increase in corporate activities including our financing efforts activity. Travel and accommodation expense for the year ended March 31, 2010 was $119,777, compared to $133,933 for the prior year.

Interest income from continuing operations earned on cash deposits was $1,052 for the year ended March 31, 2010, compared to $32,364 in the prior year due to lower cash balances held on average through the current year versus the prior year and a declining interest rate environment in the current fiscal year.

For more information please contact:

John L. Key, CEO
Ph: 775 315-4828
jkey@gryphongold.com

Lisanna M. Lewis, Corporate Controller, Treasurer, IR
Ph: 604 261-2229
llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada.

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre-Feasibility Study referenced in this press release use the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to: 1) resource estimates on the Borealis resource, pediment exploration plans and other plans, projections, estimates and expectations; and 2) statements with respect to the expected terms of the option agreement and joint venture agreement. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that the option agreement may not be completed or that Sage may not exercise its option thereunder, that financing for the development of the Borealis Project may not be available on terms satisfactory to Gryphon and Sage and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-KSB, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on February 16, 2010 and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com .